Exhibit 99.2

Starwood Waypoint Homes DRAFT Earnings Release & Supplement Second Quarter 2017 Rent Easy. Live Well.

Table of Contents

Section I: Section II: Section III: Section IV: Section V: Appendix:	Earnings Release Consolidated Financials Selected Additional Information Same Home Information Earnings Guidance Definitions and Reconciliations	2 9 15 19 32 34

1

Nashville, TN

      I. Earnings Release

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

2

Earnings Release

STARWOOD WAYPOINT HOMES ANNOUNCES

SECOND QUARTER 2017 FINANCIAL AND OPERATING RESULTS

Scottsdale, Arizona (August 9, 2017) – Starwood Waypoint Homes (NYSE: SFR) (“SWH” or the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced operating and financial results for the three and six months ended June 30, 2017. Capitalized terms used herein have the meanings set forth in the Appendix to the Supplemental Report of financial and operating information posted on the Company’s website.

Second Quarter 2017 Highlights

•	Closed GI Portfolio acquisition of 3,106 homes increasing existing market densities, including high-growth California submarkets.
•	Completed a $918.9 million follow-on equity offering ($522.3 million primary and $396.6 million secondary).
•	Total revenues increased 7.3% to $154.4 million for the three months ended June 30, 2017 from $143.8 for the three months ended June 30, 2016.
•

Net loss attributable to common shareholders of $1.1 million or $0.01 per basic and diluted share for the three months ended June 30, 2017, compared to a $15.7 million net loss or a $0.15 loss per basic and diluted share for the three months ended June 30, 2016.

•	Core Funds from Operations (“Core FFO”) was $54.9 million or $0.45 per share during the three months ended June 30, 2017.
•	Core Net Operating Income (“Core NOI”) margin for Same Home properties increased to 64.6% for the three months ended June 30, 2017, compared to 62.6% for the three months ended June 30, 2016.
•	Same Home Net Operating Income increased by 8.1%, supported by Core Rental Revenue growth of 4.8%, a decrease in Core Operating Expenses of (0.8%) and an occupancy rate of 95.1%.
•	Achieved renewal, replacement and blended rent growth rates of 5.2%, 6.1% and 5.5%, respectively, for the Same Home cohort.
•	Entered into a $675.0 million revolving credit facility.

“Starwood Waypoint Homes had a very active second quarter, investing nearly $1 billion in accretive asset acquisitions, highlighted by our GI Portfolio purchase of 3,106 single-family homes.  This portfolio was an exceptional opportunity for Starwood Waypoint to further deepen its footprint within existing markets, including high-growth California,” stated Fred Tuomi, the Company’s CEO.  “We delivered another strong-performing quarter with Same Home NOI growth of 8.1% while achieving a Same Home Core Net Operating Income margin of 64.6%. The 2017 leasing season is demonstrating continued favorable fundamentals which positions us well for the balance of the year.”

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

3

Earnings Release (Continued)

Second Quarter 2017 Operating Results

Total revenues were $154.4 million for the three months ended June 30, 2017, and net loss attributable to common shareholders was $1.1 million, or $0.01 per share for the three months ended June 30, 2017, driven by depreciation and amortization expense.

NAREIT FFO was $39.5 million for the three months ended June 30, 2017, or $0.32 per share, and Core FFO was $54.9 million, or $0.45 per share. NAREIT FFO and Core FFO are common supplemental measures of operating performance for a REIT, and the Company believes both are useful to investors as a complement to GAAP measures because they facilitate an understanding of the operating performance of the Company’s properties.

Same Home Results

For the Company’s Same Home portfolio of 27,713 homes, revenue, operating expenses and NOI were $136.0 million, $52.4 million and $83.6 million, respectively, for the three months ended June 30, 2017.  Year-over-year Same Home revenue and expense growth were impacted by the implementation of a third-party utility billing service provider during the third quarter 2016, whereby water, sewer and trash services are now held in the Company’s name during resident occupancy and subsequently billed-back to the resident; this had the effect of increasing both revenue growth and expense growth for both the three and six months ended June 30, 2017.  Core Rental Revenue and Core Property Operating Expense measures reflect the net effect of these utility reimbursements, as well as other chargebacks.  Core Revenue growth for the quarter was 4.8% with Core Expense decreasing by (0.8%). Same Home Core NOI margin for the three months ended June 30, 2017 and June 30, 2016 were 64.6% and 62.6%, respectively. The table below summarizes Same Home operating results.

Same Home	Q2 Results
Homes as of June 30, 2017	27,713
Occupancy as of June 30, 2017	95.1%
Revenue/Core Revenue Growth (June 30, 2017 as compared to June 30, 2016)	5.6%/4.8%
Operating Expense/Core Expense Growth (June 30, 2017 as compared to June 30, 2016)	1.9%/(0.8%)
NOI Growth (June 30, 2017 as compared to June 30, 2016)	8.1%
NOI/Core NOI Margin	61.5%/64.6%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

4

Earnings Release (Continued)

Investments

During the three months ended June 30, 2017, the Company acquired 3,661 homes for an aggregate total investment of approximately $959.0 million, or approximately $262,000 per home, including estimated investment costs for renovation, primarily driven by the GI Portfolio acquisition of 3,106 homes.  The Company sold 999 single-family rental homes for gross sales proceeds of $116.2 million, resulting in a gain of approximately $7.8 million, primarily driven by the divestiture of 866 homes in the Atlanta market.

Balance Sheet and Capital Markets Activities

As of June 30, 2017, the Company had $3.8 billion of debt outstanding and approximately $495.0 million of undrawn commitments on its credit facilities.  The Company’s outstanding debt balance is inclusive of the remaining term loan debt assumed in connection with the GI Portfolio acquisition. During the quarter, the Company fully extinguished its SWAY 2014-1 securitization obligation.

In April 2017, the Company finalized a $675.0 million revolving credit facility, replacing two secured facilities originated prior to the merger between Colony American Homes and Starwood Waypoint Residential Trust.  The Company entered into an at-the-market (ATM) sales agreement under which it may sell up to $300.0 million of its common shares in amounts and times to be determined by the Company.

In June 2017, the Company completed a follow-on equity offering of approximately $918.9 million, consisting of approximately $522.3 million primary shares sold by the Company and approximately $396.6 million in secondary shares sold by certain selling shareholders.  The primary uses of proceeds were the acquisition of a portfolio of 3,106 single-family rental homes from Waypoint/GI Venture, LLC, along with the repayment of certain of the Company’s existing indebtedness and for general corporate purposes.  The Company did not receive any of the proceeds from the sale of the common shares by the selling shareholders.

On August 1, 2017, the Board declared a dividend of $0.22 per common share for the third quarter of 2017, which will be paid on October 13, 2017 to shareholders of record on September 29, 2017.

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

5

Earnings Release (Continued)

Full Year 2017 Financial Guidance

The table below provides the Company’s updated 2017 full-year Core FFO per share range, Same Home revenue and growth assumptions, and relevant operating metrics.

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, discontinued operations, share-based compensation and other items not reflective of the Company's ongoing operations.

2017 Guidance
Core FFO/Share	$1.85 - $1.90
Same Home Revenue Growth (1)	4 – 5%
Same Home Expense Growth (1)	2 – 3%
Same Home Core NOI Margin	64 – 65%
Same Home Occupancy	95 – 96%
Same Home Turnover	35 – 37%

This outlook is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. This outlook reflects the Company’s expectations on (1) existing investments and (2) yield on incremental investments inclusive of the Company’s existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team.  Please refer to the Forward Looking Statements disclosure.

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Growth rates presented exclude the impact of resident utility billing revenue and associated utility chargeback expenses as a result of the SWH utility chargeback transition beginning in Q3 2016, whereby water, sewer and trash services are held in the Company’s name during resident occupancy and subsequently billed back to the resident.	6

Earnings Release (Continued)

Second Quarter 2017 Conference Call

A conference call is scheduled on Thursday, August 10, 2017, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the three months ended June 30, 2017. The domestic dial-in number is 1-877-407-9039 (for U.S. and Canada) and the international dial-in number is 1-201-689-8470 (passcode not required). An audio webcast may be accessed at www.starwoodwaypoint.com in the investor relations section. A replay of the call will be available through September 10, 2017 and can be accessed by calling 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international), replay pin number 13666421, or by using the link at www.starwoodwaypoint.com, in the investor relations section.

About Starwood Waypoint Homes

Starwood Waypoint Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Starwood Waypoint Homes acquires, renovates, leases, maintains and manages single-family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Starwood Waypoint Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.starwoodwaypoint.com.

Additional information

A copy of the Second Quarter 2017 Supplemental Information Package (“Q2 2017 Supplement”) and this press release are available on the Company’s website at www.starwoodwaypoint.com.

Notice Regarding Non-GAAP Financial Measures

This press release and the Q2 2017 Supplement contain and may refer to certain non-GAAP financial measures and terms that management believes are helpful in understanding our business, as further set forth in the definitions, explanations and reconciliations of each non-GAAP financial measure to its most comparable GAAP financial measures included in the Appendix. These measures and terms are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should be read together with the most comparable GAAP measures.

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

7

Earnings Release (Continued)

Forward-Looking Statements

Certain statements in this press release and the quarterly supplement/presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are based on certain assumptions and discuss future expectations, describe future plans and strategies and contain financial and operating projections or state other forward-looking information. The Company’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as the Company’s ability to make distributions to its shareholders, include, but are not limited to: the factors referenced in the Company’s Annual Report on Form 10-K; unanticipated increases in financing and other costs, including a rise in interest rates; the availability, terms and the Company’s ability to effectively deploy short-term and long-term capital; the possibility that unexpected liabilities may arise from the Company’s merger (the “Merger”) with Colony American Homes (“CAH”), including the outcome of any legal proceedings that have been or may be instituted against the Company, CAH or others in connection with the Merger and the associated transactions; changes in the Company’s business and growth strategies; the Company’s ability to hire and retain highly skilled managerial, investment, financial and operational personnel; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; declines in the value of single-family residential homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy the Company’s investment objectives and business and growth strategies; the Company’s ability to convert the properties it acquires into rental homes generating attractive returns and to effectively control the timing and costs relating to the renovation and operation of the properties; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; the Company’s ability to effectively manage its portfolio of rental homes; the concentration of credit risks to which the Company is exposed; the rates of default or decreased recovery rates on the Company’s target assets; the adequacy of the Company’s cash reserves and working capital; potential conflicts of interest with Starwood Capital Group and its affiliates and managed investment activities; the timing of cash flows, if any, from the Company’s investments; the Company’s expected leverage; financial and operating covenants contained in the Company’s credit facilities and securitizations that could restrict its business and investment activities; effects of derivative and hedging transactions; the Company’s ability to maintain effective internal controls as required by the Sarbanes-Oxley Act of 2002 and to comply with other public company regulatory requirements; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; actions and initiatives of the U.S., state and municipal governments and changes to governments’ policies that impact the economy generally and, more specifically, the housing and rental markets; changes in governmental regulations, tax laws (including changes to laws governing the taxation of real estate investment trusts (“REITs”) and rates, and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company and, if applicable, certain of its subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of the Company’s subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and estimates relating to the Company’s ability to make distributions to its shareholders in the future.

You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in the reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Except as required by law, the Company is under no duty to, and the Company does not intend to, update any of the forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations	Media Relations
Phone: 480-800-3490 Email: IR@colonystarwood.com	Jason Chudoba Phone: 646-277-1249 Email: Jason.chudoba@icrinc.com

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

8

Riverside, CA

      II. Consolidated Financials

9

Balance Sheet (Unaudited) As of June 30, 2017

Dollars in thousands

Assets		Liabilities
Investments in real estate properties:		Accounts payable and accrued expenses	$115,799
Land and land improvements	$1,847,410	Resident prepaid rent and security deposits	65,253
Buildings and building improvements	4,930,542	Revolving credit facilities	180,000
Furniture, fixtures and equipment	159,196	Secured term loan	450,000
Total investments in real estate properties	6,937,148	Mortgage loans, net	2,689,478
Accumulated depreciation	(447,600)	Convertible senior notes, net	521,674
Investments in real estate properties, net	6,489,548	Liabilities related to assets held for sale	533
		Other liabilities	5,697
		Total liabilities	4,028,434
Real estate held for sale, net	144,070	Equity
Cash and cash equivalents	174,407	Common shares, at par	1,277
Restricted cash	129,326	Additional paid-in capital	3,625,423
Investments in unconsolidated joint ventures	33,709	Accumulated deficit	(388,255)
Asset-backed securitization certificates	114,550	Accumulated other comprehensive income	18,555
Assets held for sale	26,271	Total shareholders' equity	3,257,000
Goodwill	260,230	Non-controlling interests	185,525
Other assets, net	98,848	Total equity	3,442,525
Total assets	$7,470,959	Total liabilities and equity	$7,470,959

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

10

Statements of Operations (Unaudited)

Dollars in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016 (1)	2017	2016 (1)
Revenue
Rental income	$141,641	$133,081	$280,894	$262,738
Other property income	9,953	7,773	18,966	13,492
Other income	2,780	2,979	5,554	5,869
Total revenues	154,374	143,833	305,414	282,099
Expenses
Property operating and maintenance	21,718	21,940	40,664	38,678
Real estate taxes, insurance and HOA costs	29,411	27,921	57,710	55,240
Property management	9,242	10,131	18,892	20,147
Interest expense	37,141	37,984	76,140	75,441
Depreciation and amortization	48,114	44,844	94,299	88,474
Impairment of real estate assets	214	144	657	174
Share-based compensation	1,636	711	3,197	1,098
General and administrative	10,945	12,110	21,785	28,476
Transaction-related	65	5,073	65	28,555
Total expenses	158,486	160,858	313,409	336,283
Net gain on sales of real estate	7,809	527	8,487	1,911
Equity in income from unconsolidated joint ventures	190	157	370	354
Loss on extinguishment of debt	(3,537)	-	(10,690)	-
Other expense, net	(1,112)	(2,925)	(2,750)	(3,650)
Loss before income taxes	(762)	(19,266)	(12,578)	(55,569)
Income tax expense	179	81	336	326
Net loss from continuing operations	(941)	(19,347)	(12,914)	(55,895)
(Loss) income from discontinued operations, net	(175)	2,684	(221)	(7,817)
Net loss	(1,116)	(16,663)	(13,135)	(63,712)
Net loss attributable to non-controlling interests	61	988	739	3,838
Net loss attributable to common shareholders	$(1,055)	$(15,675)	$(12,396)	$(59,874)

Net loss per common share - basic and diluted
Net loss attributable to common shareholders	$(0.01)	$(0.15)	$(0.11)	$(0.59)
Weighted average common shares outstanding	116,003,434	101,486,847	110,330,186	101,776,801

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Certain line items have been reclassified to conform to the current period groupings. See Form 10-Q for the period ended June 30, 2017 for further detail.	11

Reconciliation to FFO, Core FFO and Core AFFO

Dollars in thousands, except share and per share data

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017

Reconciliation of net loss to NAREIT FFO
Net loss attributable to common shareholders	$(1,055)	$(12,396)
Adjustments:
Depreciation and amortization on real estate assets	48,047	94,164
Impairment of real estate assets	214	657
Net gain on sale of real estate	(7,809)	(8,487)
Non-controlling interests	(61)	(739)
Discontinued operations, net (NPL/REO)	175	221
NAREIT FFO	$39,511	$73,420
NAREIT FFO per share (1)	$0.32	$0.63

Adjustments for Core FFO
NAREIT FFO	$39,511	$73,420
Amortization of deferred financing costs, debt discounts, non-cash interest expense from interest rate caps and loss on extinguishment of debt	13,695	31,025
Share-based compensation	1,636	3,197
Transaction-related expenses	65	65
Core FFO	$54,907	$107,707

Core FFO per share (1)	$0.45	$0.92

Adjustments for Core AFFO
Core FFO	$54,907	$107,707
Recurring capital expenditures	(11,189)	(21,463)
Capitalized leasing (2)	(2,289)	(4,442)
Core AFFO	$41,429	$81,802

Core AFFO per share (1)	$0.34	$0.70

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Weighted-average shares totaled 121,904,615 and 116,584,395 for the three and six-month periods ended June 30, 2017, respectively. A reconciliation of outstanding shares is included in the Appendix. (2) Comprised of $2.1 million of certain personnel costs and $0.2 million of third-party commissions, and $4.0 million of certain personnel costs and $0.4 million of third-party commissions for the three and six month periods ending June 30, 2017, respectively.	12

NOI by Segment – Quarter-to-Date Year-over-year comparison

Dollars in thousands

	Three months ended June 30, 2017				Three months ended June 30, 2016 (1)(2)
	Same Homes	Stabilized Homes	Other Homes	Total	Same Homes	Stabilized Homes	Other Homes	Total	Total Change %
Revenues
Rental income	$127,204	$12,328	$2,109	$141,641	$121,788	$5,268	$6,025	$133,081	6.4%
Fee income	3,664	517	63	4,244	3,458	137	220	3,815	11.3%
Resident utility reimbursements	1,661	204	21	1,886	526	36	29	591	219.4%
Resident chargebacks (3)	3,520	130	173	3,823	3,016	30	321	3,367	13.5%
Asset management fee	-	-	2,780	2,780	-	-	2,979	2,979	-6.7%
Total revenues	$136,049	$13,179	$5,146	$154,374	$128,788	$5,471	$9,574	$143,833	7.3%

Operating expenses
Repairs & maintenance and turn costs	$12,887	$870	$642	$14,399	$14,118	$474	$1,330	$15,922	-9.6%
Utilities (3)(4)	3,186	510	256	3,952	1,453	123	279	1,855	113.1%
Real estate taxes	22,404	2,018	504	24,926	20,966	749	1,462	23,177	7.5%
Insurance and HOA costs	4,018	330	137	4,485	4,216	187	341	4,744	-5.5%
Property management costs	7,237	532	1,473	9,242	7,023	206	2,096	9,325	-0.9%
Bad debt	1,432	93	269	1,794	1,691	76	123	1,890	-5.1%
Other expenses	1,249	169	155	1,573	1,951	81	241	2,273	-30.8%
Total operating expenses	$52,413	$4,522	$3,436	$60,371	$51,418	$1,896	$5,872	$59,186	2.0%

Net Operating Income	$83,636	$8,657	$1,710	$94,003	$77,370	$3,575	$3,702	$84,647	11.1%

Home Count	27,713	2,737	3,804	34,254	27,713	1,131	2,000	30,844

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Certain revenues and expenses have been recast to be consistent with 2017 presentation.  See Form 10-Q for the period ended June 30, 2017 for further detail.

(2) Adjusted for Integration Costs related to the merger between Colony American Homes and Starwood Waypoint Residential Trust.

(3) Utility expense increase is a result of transition to a third-party billing platform which maintains water, sewer, and trash services in the Company's name, during tenancy, with an offsetting increase in resident reimbursements.

(4) Includes $1.3 million year-over-year increase of resident occupied utility expenses paid for by the Company and subsequently billed back to resident and $0.5 million increase for third-party service fees.

13

NOI by Segment – Year-to-Date Year-over-year comparison

Dollars in thousands

	Six months ended June 30, 2017				Six months ended June 30, 2016 (1)(2)
	Same Homes	Stabilized Homes	Other Homes	Total	Same Homes	Stabilized Homes	Other Homes	Total	Total Change %
Revenues
Rental income	$252,987	$21,976	$5,931	$280,894	$241,664	$8,817	$12,257	$262,738	6.9%
Fee income	7,087	889	230	8,206	5,988	276	406	6,670	23.0%
Resident utility reimbursements	3,006	329	59	3,394	1,114	57	60	1,231	175.6%
Resident chargebacks (3)	6,556	318	492	7,366	5,009	41	541	5,591	31.7%
Asset management fee	-	-	5,554	5,554	-	-	5,869	5,869	-5.4%
Total revenues	$269,636	$23,512	$12,266	$305,414	$253,775	$9,191	$19,133	$282,099	8.3%

Operating expenses
Repairs & maintenance and turn costs	$23,458	$1,597	$1,405	$26,460	$24,877	$918	$2,494	$28,289	-6.5%
Utilities (3)(4)	5,771	900	479	7,150	2,865	351	592	3,808	87.8%
Real estate taxes	43,845	3,625	1,376	48,846	41,590	1,367	3,049	46,006	6.2%
Insurance and HOA costs	8,033	577	254	8,864	8,376	306	552	9,234	-4.0%
Property management costs	14,730	1,001	3,161	18,892	13,639	343	4,057	18,039	4.7%
Bad debt	3,174	202	486	3,862	2,673	102	193	2,968	30.1%
Other expenses	2,581	335	276	3,192	3,065	143	405	3,613	-11.6%
Total operating expenses	$101,592	$8,237	$7,437	$117,266	$97,085	$3,530	$11,342	$111,957	4.7%

Net Operating Income	$168,044	$15,275	$4,829	$188,148	$156,690	$5,661	$7,791	$170,142	10.6%

Home Count	27,713	2,737	3,804	34,254	27,713	1,131	2,000	30,844

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended June 30, 2017 for further detail.

(2) Adjusted for Integration Costs related to the merger between Colony American Homes and Starwood Waypoint Residential Trust.

(3) Utility expense increase is a result of transition to a third-party billing platform which maintains water, sewer, and trash services in the Company's name, during tenancy, with an offsetting increase in resident reimbursements.

(4) Includes $2.2 million year-over-year increase of resident occupied utility expenses paid for by the Company and subsequently billed back to resident and $0.8 million increase for third-party service fees.

14

Tampa, FL

      III. Selected Additional Information

15

Home Count by Portfolio As of June 30, 2017

Market:	Same Home	Stabilized Homes	Total Stable Homes (1)	Owned Homes Occupied % (1)	GI Portfolio	Other Homes	Non-owned, Managed Homes	Total Homes
Atlanta	4,604	77	4,681	95.5%	312	24	-	5,017
Tampa	3,560	141	3,701	95.1%	221	7	-	3,929
Miami	3,370	259	3,629	94.3%	143	40	-	3,812
Southern California	2,682	38	2,720	95.7%	1,043	48	347	4,158
Houston	2,558	57	2,615	95.2%	-	80	-	2,695
Dallas	1,896	235	2,131	95.5%	-	81	-	2,212
Orlando	1,838	97	1,935	95.8%	10	2	-	1,947
Denver	1,763	329	2,092	95.5%	-	34	-	2,126
Las Vegas	1,704	17	1,721	96.2%	-	21	185	1,927
Phoenix	1,391	279	1,670	95.7%	157	74	293	2,194
Northern California	769	196	965	96.1%	825	6	-	1,796
Charlotte-Raleigh	712	553	1,265	95.0%	-	174	-	1,439
Chicago	676	85	761	92.8%	395	6	-	1,162
Nashville	109	374	483	97.1%	-	89	-	572
Other	81	-	81	81.5%	-	12	-	93
Total	27,713	2,737	30,450	95.3%	3,106	698	825	35,079

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Excludes Other Homes, GI Portfolio homes and REO properties associated with the NPL business.	16

Asset Rollforward Three months ended June 30, 2017

	Homes as of				Homes as of
Market:	March 31, 2017 (1)	GI Portfolio	Acquisitions	Dispositions	June 30, 2017 (1)
Atlanta	5,566	312	5	866	5,017
Tampa	3,717	221	-	9	3,929
Miami	3,696	143	-	27	3,812
Southern California	2,789	1,043	-	21	3,811
Houston	2,722	-	-	27	2,695
Dallas	2,186	-	37	11	2,212
Denver	2,079	-	52	5	2,126
Orlando	1,939	10	-	2	1,947
Las Vegas	1,724	-	19	1	1,742
Phoenix	1,673	157	90	19	1,901
Charlotte-Raleigh	1,220	-	220	1	1,439
Northern California	973	825	-	2	1,796
Chicago	771	395	-	4	1,162
Nashville	440	-	132	-	572
Other	97	-	-	4	93
Total Owned Homes	31,592	3,106	555	999	34,254

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Excludes REO properties associated with the NPL business.	17

Debt Summary

Dollars in thousands

Mortgage loans, net:	Principal balance	Interest rate (1)	Full maturity
CAH 2014-1	$480,298	1mL+172bps	May-19
CAH 2014-2	440,189	1mL+175bps	Jul-19
CAH 2015-1	629,939	1mL+198bps	Jul-20
CSH 2016-1	484,891	1mL+230bps	Jul-21
CSH 2016-2	580,020	1mL+194bps	Dec-21
Total mortgage loans, net	$2,615,337
Credit facilities:
Revolving credit facility	$180,000	1mL+200bps	Apr-21
Secured term loan (2)	450,000	1mL+288bps	Dec-19
Total credit facilities	$630,000
Converible debt:
Convertible senior notes (2017)	$3,602	4.50%	Oct-17
Convertible senior notes (2019)	230,000	3.00%	Jul-19
Convertible senior notes (2022)	345,000	3.50%	Jan-22
Total convertible debt	$578,602
Total debt	$3,823,939
Cash plus restricted cash, excluding security deposits	$(246,947)
Net debt	$3,576,992

Cash plus restricted cash, excluding security deposits	$246,947
Unamortized discounts and loan costs	(97,337)
Retained certificates	114,550
Total balance sheet debt	$3,841,152

Total Debt 45.2% Equity market capitalization: (3) 54.8% Total Capitalization 8452522 3823939 4628583 19.3% 80.7% Debt Summary Includes 2.6B of fixed interest rate swaps (4) Fixed Floating

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Interest rate has been weighted by securitization class, excluding non-interest bearing retention certificates. (2) Reflects the assumed $500.0 million secured term loan acquired in conjunction with the GI Portfolio acquisitions, net of $50.0 million voluntary paydown. (3) Equity market capitalization based on August [4], 2017 closing price of $3[4].[3]1 and 134.9 million shares and units outstanding. (4) Weighted average interest rate for $2.6Bn fixed swap contracts is 2.75%.	18

Inland Empire, CA

      IV. Same Home Information

19

Portfolio Overview – Same Home As of June 30, 2017

Market:	Same Home	Occupancy %	Average Acquisition Cost per Home	Average Investment	Average Home Size (sq. ft.)	Average Monthly Rent per Occupied Home
Atlanta	4,604	95.5%	$135,718	$154,825	2,023	$1,378
Tampa	3,560	94.9%	156,476	181,745	1,718	1,505
Miami	3,370	94.1%	208,124	227,499	1,726	1,855
Southern California	2,682	95.7%	274,727	311,330	1,718	2,120
Houston	2,558	95.2%	152,862	158,023	1,947	1,519
Dallas	1,896	95.1%	179,761	188,950	2,106	1,688
Orlando	1,838	95.8%	140,360	168,580	1,729	1,437
Denver	1,763	95.3%	200,665	221,470	1,731	1,811
Las Vegas	1,704	96.3%	187,399	204,588	2,030	1,455
Phoenix	1,391	95.4%	139,141	155,876	1,717	1,229
Northern California	769	96.5%	229,231	253,383	1,434	1,877
Charlotte-Raleigh	712	93.1%	186,391	211,331	2,359	1,676
Chicago	676	92.5%	158,845	162,405	1,567	1,760
Nashville	109	91.7%	285,068	305,404	2,806	2,237
Other	81	81.5%	143,807	169,080	1,515	1,402
Total	27,713	95.1%	$178,032	$198,086	1,847	$1,621

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

20

Same Home Year-Over-Year Results

Dollars in thousands

	Three Months Ended June 30, (1)			Six Months Ended June 30, (1)
	2017	2016 (2)	% of Change	2017	2016 (2)	% of Change
Revenues
Rental income	$127,204	$121,788	4.4%	$252,987	$241,664	4.7%
Fee income	3,664	3,458	6.0%	7,087	5,988	18.4%
Resident utility reimbursements (3)	1,661	526	215.8%	3,006	1,114	169.8%
Resident chargebacks	3,520	3,016	16.7%	6,556	5,009	30.9%
Total revenues	$136,049	$128,788	5.6%	$269,636	$253,775	6.2%

Operating expenses
Repairs & maintenance and turn costs	$12,887	$14,118	-8.7%	23,458	24,877	-5.7%
Utilities (3)(4)	3,186	1,453	119.3%	5,771	2,865	101.4%
Real estate taxes	22,404	20,966	6.9%	43,845	41,590	5.4%
Insurance and HOA costs	4,018	4,216	-4.7%	8,033	8,376	-4.1%
Property management costs	7,237	7,023	3.0%	14,730	13,639	8.0%
Bad debt	1,432	1,691	-15.3%	3,174	2,673	18.7%
Other expenses	1,249	1,951	-36.0%	2,581	3,065	-15.8%
Total operating expenses	$52,413	$51,418	1.9%	$101,592	$97,085	4.6%

Net Operating Income	$83,636	$77,370	8.1%	$168,044	$156,690	7.2%
Net Operating Income margin	61.5%	60.1%		62.3%	61.7%
Core Net Operating Income margin	64.6%	62.6%		65.4%	64.0%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Starwood Waypoint Homes’ Same Home property count is 27,713 as of June 30, 2017.

(2) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended June 30, 2017 for further detail.

(3) Utility expense increase is a result of the transition to a third-party billing platform which maintains water, sewer, and trash services in the Company's name, during tenancy, with an offsetting increase in resident reimbursements.

(4) Includes $1.1 million year-over-year increase of resident occupied utility expenses paid for by the Company and subsequently billed back to the resident and approximately a $0.4 million year-over-year increase for third-party service fees for the three months ended June 30, 2017; $1.9 million year-over-year increase of resident occupied utility expenses paid for by the Company and subsequently billed back to the resident and $0.7 million year-over-year increase for third-party service fees for the six months ended June 30, 2017.

21

Same Home Core Year-Over-Year Results

Dollars in thousands

	Three Months Ended June 30, (1)			Six Months Ended June 30, (1)
	2017	2016 (2)	% of Change	2017	2016 (2)	% of Change
Core Revenues
Rental income	$127,204	$121,788	4.4%	$252,987	$241,664	4.7%
Fee income	3,664	3,458	6.0%	7,087	5,988	18.4%
(-) Bad debt	(1,432)	(1,691)	-15.3%	(3,174)	(2,673)	18.7%
Total Core Revenues	$129,436	$123,555	4.8%	$256,900	$244,979	4.9%

Core Expenses
Total operating expenses	$52,413	$51,418	1.9%	$101,592	$97,085	4.6%
(-) Resident utility reimbursements	(1,661)	(526)	215.8%	(3,006)	(1,114)	169.8%
(-) Resident chargebacks	(3,520)	(3,016)	16.7%	(6,556)	(5,009)	30.9%
(-) Bad debt	(1,432)	(1,691)	-15.3%	(3,174)	(2,673)	18.7%
Total Core Operating Expenses	$45,800	$46,185	-0.8%	$88,856	$88,289	0.6%

Same Home Core Net Operating Income	$83,636	$77,370	8.1%	$168,044	$156,690	7.2%
Core Net Operating Income margin	64.6%	62.6%		65.4%	64.0%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Starwood Waypoint Homes’ Same Home property count is 27,713 as of June 30, 2017. (2) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended June 30, 2017 further detail.	22

Same Home Quarterly Trending Results

Dollars in thousands

	2Q16 (1)	3Q16 (1)	4Q16 (1)	1Q17 (1)	2Q17
Revenues
Rental income	$121,788	$122,467	$123,582	$125,783	$127,204
Fee income	3,458	3,589	3,367	3,423	3,664
Resident utility reimbursements	526	917	908	1,345	1,661
Resident chargebacks	3,016	3,746	3,005	3,036	3,520
Total revenues	$128,788	$130,719	$130,862	$133,587	$136,049

Operating expenses
Repairs & maintenance and turn costs	$14,118	$15,260	$10,973	$10,571	$12,887
Utilities (2)(3)	1,453	2,204	2,265	2,585	3,186
Real estate taxes	20,966	21,041	19,823	21,441	22,404
Insurance and HOA costs	4,216	4,494	4,239	4,015	4,018
Property management costs	7,023	6,808	6,761	7,493	7,237
Bad debt	1,691	2,104	2,192	1,742	1,432
Other expenses	1,951	1,337	1,312	1,332	1,249
Total operating expenses	$51,418	$53,248	$47,565	$49,179	$52,413

Net Operating Income	$77,370	$77,471	$83,297	$84,408	$83,636

Same Home Metrics
Home count	27,713	27,713	27,713	27,713	27,713
NOI margin	60.1%	59.3%	63.7%	63.2%	61.5%
Core NOI margin	62.6%	62.5%	66.8%	66.2%	64.6%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended June 30, 2017 for further detail. (2) Utility expense increase is a result of the transition to a third-party billing platform which maintains water, sewer, and trash services in the Company's name, during tenancy, with an offsetting increase in resident reimbursements.	23

Same Home Core Quarterly Trending Results

Dollars in thousands

	2Q16 (1)	3Q16 (1)	4Q16 (1)	1Q17 (1)	2Q17
Core Revenues
Rental income	$121,788	$122,467	$123,582	$125,783	$127,204
Fee income	3,458	3,589	3,367	3,423	3,664
(-) Bad debt	(1,691)	(2,104)	(2,192)	(1,742)	(1,432)
Total Core Revenues	$123,555	$123,952	$124,757	$127,464	$129,436

Core Expenses
Total operating expenses	$51,418	$53,248	$47,565	$49,179	$52,413
(-) Resident utility reimbursements	(526)	(917)	(908)	(1,345)	(1,661)
(-) Resident chargebacks	(3,016)	(3,746)	(3,005)	(3,036)	(3,520)
(-) Bad debt	(1,691)	(2,104)	(2,192)	(1,742)	(1,432)
Total Core Operating Expenses	$46,185	$46,481	$41,460	$43,056	$45,800

Same Home Core Net Operating Income	$77,370	$77,471	$83,297	$84,408	$83,636

Core Net Operating Income margin	62.6%	62.5%	66.8%	66.2%	64.6%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Certain revenues and expenses have been recast to be consistent with 2017 presentation. See Form 10-Q for the period ended June 30, 2017 for further detail.	24

Results by Market – Same Home Quarter-to-Date Three months ended June 30, 2017

Dollars in thousands

Market:	Same Home	% of Total Same Home	Revenues	Expenses	Net Operating Income	% of Net Operating Income	Net Operating Margin	Core Operating Margin
Atlanta	4,604	16.6%	$19,098	$6,749	$12,349	14.8%	64.7%	67.5%
Tampa	3,560	12.8%	16,620	7,033	9,587	11.5%	57.7%	62.2%
Miami	3,370	12.2%	18,700	8,021	10,679	12.8%	57.1%	60.3%
Southern California	2,682	9.7%	17,063	6,263	10,800	12.9%	63.3%	66.3%
Houston	2,558	9.2%	11,686	5,775	5,911	7.1%	50.6%	52.6%
Dallas	1,896	6.8%	9,474	4,270	5,204	6.2%	54.9%	57.0%
Orlando	1,838	6.6%	8,100	3,098	5,002	6.0%	61.8%	64.7%
Denver	1,763	6.4%	9,828	2,526	7,302	8.7%	74.3%	78.7%
Las Vegas	1,704	6.1%	7,737	2,452	5,285	6.3%	68.3%	70.9%
Phoenix	1,391	5.0%	5,222	1,536	3,686	4.4%	70.6%	73.0%
Northern California	769	2.8%	4,437	1,439	2,998	3.6%	67.6%	70.9%
Charlotte-Raleigh	712	2.6%	3,511	1,176	2,335	2.8%	66.5%	69.3%
Chicago	676	2.4%	3,591	1,761	1,830	2.2%	51.0%	55.2%
Nashville	109	0.4%	675	211	464	0.6%	68.7%	70.1%
Other	81	0.3%	307	103	204	0.2%	66.4%	67.9%
Total	27,713	100%	$136,049	$52,413	$83,636	100%	61.5%	64.6%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

25

Results by Market – Same Home Year-to-Date Six months ended June 30, 2017

Dollars in thousands

Market:	Same Home	% of Total Same Home	Revenues	Expenses	Net Operating Income	% of Net Operating Income	Net Operating Margin	Core Operating Margin
Atlanta	4,604	16.6%	$37,852	$13,027	$24,825	14.8%	65.6%	68.7%
Tampa	3,560	12.8%	32,637	13,523	19,114	11.4%	58.6%	62.3%
Miami	3,370	12.2%	37,336	15,807	21,529	12.8%	57.7%	60.9%
Southern California	2,682	9.7%	33,946	11,907	22,039	13.1%	64.9%	67.9%
Houston	2,558	9.2%	23,288	11,225	12,063	7.2%	51.8%	53.9%
Dallas	1,896	6.8%	18,779	7,995	10,784	6.4%	57.4%	59.4%
Orlando	1,838	6.6%	15,913	6,212	9,701	5.8%	61.0%	64.1%
Denver	1,763	6.4%	19,337	4,940	14,397	8.6%	74.5%	78.7%
Las Vegas	1,704	6.1%	15,351	4,743	10,608	6.3%	69.1%	71.9%
Phoenix	1,391	5.0%	10,296	3,039	7,257	4.3%	70.5%	72.9%
Northern California	769	2.8%	8,773	2,849	5,924	3.5%	67.5%	70.8%
Charlotte-Raleigh	712	2.6%	6,995	2,252	4,743	2.8%	67.8%	70.5%
Chicago	676	2.4%	7,097	3,507	3,590	2.1%	50.6%	55.1%
Nashville	109	0.4%	1,385	362	1,023	0.6%	73.9%	75.0%
Other	81	0.3%	651	204	447	0.3%	68.7%	71.3%
Total	27,713	100%	$269,636	$101,592	$168,044	100%	62.3%	65.4%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

.	26

Lease Outcomes – Same Home Quarter-to-Date as of June 30, 2017

	Expiration Outcome					Turnover (4)
Market:	Expiration Count (1)	Renewed (2)	Retained (3)	Renewal Rate	Retention Rate	QTD Turnover Rate (5)	YTD Turnover Rate	YTD Annualized Turnover Rate (6)
Atlanta	1,200	800	853	66.7%	71.1%	10.4%	18.8%	37.5%
Tampa	809	492	526	60.8%	65.0%	11.2%	19.8%	39.6%
Miami	798	527	558	66.0%	69.9%	9.6%	17.1%	34.2%
Southern California	649	418	464	64.4%	71.5%	9.4%	15.6%	31.2%
Houston	725	449	495	61.9%	68.3%	10.5%	17.2%	34.4%
Dallas	562	348	399	61.9%	71.0%	12.0%	20.5%	40.9%
Denver	473	288	326	60.9%	68.9%	10.6%	19.5%	39.0%
Orlando	455	321	335	70.5%	73.6%	9.5%	18.0%	35.9%
Las Vegas	489	314	344	64.2%	70.3%	11.3%	18.6%	37.2%
Phoenix	339	200	236	59.0%	69.6%	9.6%	16.9%	33.8%
Charlotte-Raleigh	177	109	121	61.6%	68.4%	12.2%	21.8%	43.5%
Northern California	197	155	166	78.7%	84.3%	6.9%	11.7%	23.4%
Chicago	169	102	113	60.4%	66.9%	10.7%	18.5%	37.0%
Nashville	47	32	35	68.1%	74.5%	11.9%	20.2%	40.4%
Other Markets	16	-	14	-	87.5%	12.3%	16.0%	32.1%
Total	7,105	4,555	4,985	64.1%	70.2%	10.3%	18.1%	36.2%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Represents the number of leases that expired within the quarter, less early terminations.

(2) Includes lease expirations where the lease was renewed (excludes month-to-month leases).

(3) Includes lease expirations where the resident did not "move out".

(4) Population limited to homes that realized resident turnover within the subject period, including out of period lease expirations where the lease was terminated early and month-to-month leases.

(5) The number of homes that become vacant during the subject period as a percentage of homes with an initial move-in ready status.

(6) The number of homes that become vacant during the subject period as an annualized percentage of homes with an initial move-in ready status.

27

Rent Growth – Same Home Quarter-to-Date as of June 30, 2017

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)
Atlanta	829	5.5%	430	9.5%	6.8%	4	3.0%	1,263	6.8%
Tampa	501	3.8%	371	5.0%	4.3%	40	3.0%	912	4.3%
Miami	534	4.2%	258	4.1%	4.2%	13	3.0%	805	4.1%
Southern California	440	5.9%	202	8.4%	6.7%	17	3.0%	659	6.6%
Houston	453	4.1%	224	-1.3%	2.3%	22	3.0%	699	2.3%
Dallas	355	5.9%	225	4.5%	5.4%	16	3.0%	596	5.3%
Denver	292	6.6%	187	7.5%	7.0%	21	3.0%	500	6.8%
Orlando	329	4.5%	145	6.2%	5.0%	9	3.0%	483	5.0%
Las Vegas	311	5.2%	176	6.4%	5.6%	-	-	487	5.6%
Phoenix	204	7.7%	112	11.9%	9.2%	1	3.0%	317	9.2%
Charlotte-Raleigh	112	4.9%	77	6.4%	5.5%	-	-	189	5.5%
Northern California	162	8.1%	48	12.5%	9.1%	2	3.0%	212	9.1%
Chicago	97	4.2%	55	3.7%	4.0%	7	3.0%	159	4.0%
Nashville	30	4.9%	8	10.5%	6.0%	-	-	38	6.1%
Other Markets	3	3.5%	-	-	3.5%	-	-	3	3.5%
Total	4,652	5.2%	2,518	6.1%	5.5%	152	3.0%	7,322	5.5%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended June 30, 2017, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewal and escalating multi-year leases for the three months ended June 30, 2017.	28

Rent Growth – Same Home Year-to-Date as of June 30, 2017

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)
Atlanta	1,417	5.3%	807	6.7%	5.8%	47	3.0%	2,271	5.7%
Tampa	1,028	3.4%	704	3.5%	3.4%	110	3.0%	1,842	3.4%
Miami	1,141	3.8%	485	3.3%	3.7%	100	3.0%	1,726	3.6%
Southern California	871	5.7%	381	7.5%	6.2%	40	3.0%	1,292	6.2%
Houston	785	4.1%	453	-2.8%	1.5%	75	3.0%	1,313	1.6%
Dallas	586	5.6%	383	3.2%	4.6%	59	3.0%	1,028	4.5%
Denver	520	6.8%	347	5.8%	6.4%	40	3.0%	907	6.3%
Orlando	632	4.4%	333	4.4%	4.4%	49	3.0%	1,014	4.3%
Las Vegas	565	5.1%	316	5.4%	5.2%	1	3.0%	882	5.2%
Phoenix	425	7.4%	225	10.8%	8.6%	15	3.0%	665	8.4%
Charlotte-Raleigh	192	4.5%	135	4.2%	4.4%	-	-	327	4.4%
Northern California	281	8.2%	79	12.8%	9.2%	21	3.0%	381	8.9%
Chicago	163	4.2%	106	2.6%	3.6%	28	3.0%	297	3.6%
Nashville	39	4.8%	14	3.3%	4.4%	-	-	53	4.4%
Other Markets	12	3.9%	-	0.0%	3.9%	-	-	12	3.9%
Total	8,657	5.0%	4,768	4.5%	4.8%	585	3.0%	14,010	4.7%

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended June 30, 2017, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewal and escalating multi-year leases for the three months ended June 30, 2017.	29

Same Home Quarterly Trending Operational Results

	2Q16	3Q16	4Q16	1Q17	2Q17
Occupancy	95.6%	95.4%	95.6%	96.1%	95.1%
Turnover Rate	9.8%	10.3%	7.5%	7.8%	10.3%
Year-to-Date Annualized Turnover Rate	34.3%	36.6%	35.0%	31.1%	36.2%
Renewal Rate	59.5%	61.8%	64.8%	66.4%	64.1%
Retention Rate	69.4%	69.0%	72.3%	73.6%	70.2%
Renewal Rent Growth	5.1%	5.3%	4.8%	4.5%	5.2%
Replacement Rent Growth	5.5%	4.6%	1.7%	2.7%	6.1%
Blended Rent Growth	5.3%	5.0%	3.4%	3.9%	5.5%
Average Monthly Contractual Rent for Occupied Homes	$1,550	$1,570	$1,583	$1,597	$1,621

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

30

Same Home Cost to Maintain

Dollars in thousands, except per home amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2017		2017
	Total Cost	Cost per Home	Total Cost	Cost per Home
R&M and turnover expenses (1)
Repairs and maintenance	$5,089	$184	$9,549	$345
Turnover-related costs	3,353	121	6,234	225
Landscaping and pool services	925	33	1,119	40
Total R&M and turnover expenses	$9,367	$338	$16,902	$610

Recurring capital expenditures (2)
Capital replacements	$6,339	$229	$12,585	$454
Turnover-related capital costs	3,852	139	6,920	250
Total recurring capital expenditures	$10,191	$368	$19,505	$704

Total R&M and recurring capital expenditures	$19,558	$706	$36,407	$1,314

Revenue enhancing capital expenditures (3)
Total Revenue Enhancing Capital Expenditures	$433	$16	$1,052	$38

Same Home Count		27,713		27,713

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Amounts shown are net of resident chargebacks. (2) Includes replacements and expenditures necessary to preserve and maintain the value and functionality of the home and its systems. Excludes initial renovation and redevelopment expenditures. (3) Includes capital improvements and additions intended to increase the revenue potential for a given property, which we track separately from recurring capital expenditures.	31

      V. Earnings Guidance

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

32

2017 Guidance

2017 Guidance (1)(2)(3)
Core FFO/share	$1.85 - $1.90
Same Home Revenue Growth	4 – 5%
Same Home Expense Growth	2 – 3%
Same Home Core NOI Margin	64 – 65%
Same Home Occupancy	95 – 96%
Same Home Turnover	35 – 37%

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, discontinued operations, share-based compensation and other items not reflective of the Company's ongoing operations.

Please see the Appendix for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of June 30, 2017 unless otherwise indicated.

(1) Please refer to the Forward Looking Statement disclosure.

(2) This outlook is based on a number of assumptions, many of which are outside of the Starwood Waypoint Homes’ control, and all of which are subject to change. This outlook reflects Starwood Waypoint Homes’ expectations on (a) existing investments and (b) yield on incremental investments inclusive of Starwood Waypoint Homes’ existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Starwood Waypoint Homes’ management team.

(3) Growth rates presented exclude the impact of resident utility billing revenue and associated utility chargeback expenses as a result of the SWH utility chargeback transition beginning in Q3 2016, whereby water, sewer and trash services are held in the Company’s name during resident occupancy and subsequently billed back to the resident.

33

Vallejo, CA

      Appendix:  Definitions & Reconciliations

34

Appendix A: Definitions

Annualized Turnover Rate. Calculated by dividing a) the number of homes that become unoccupied during a period of time by b) the number of homes that had completed initial renovation/rehabilitation and were leasable during the specified period, expressed as an annualized percentage by multiplying the period of measurement to reach a 12-month period (e.g., multiplying a three-month turnover measurement by four). Management believes this operational measure is useful in understanding resident satisfaction, pricing effectiveness and assessing associated property repairs and maintenance expenses.

Asset Management Fee. Represents contractual revenue earned related to the property management of the Fannie Mae JV and Waypoint Real Estate Group properties.

Average Acquisition Cost per Home. Calculated by dividing a) the total acquisition cost for each home in an identified population (such acquisition costs including purchase price and closing costs, but excluding renovation/rehabilitation costs incurred prior to leasing) by b) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the merger includes the purchase accounting fair market value step-up applied to those assets as of the close of merger on January 5, 2016.

Average Investment. Calculated by dividing the sum of a) the total acquisition cost for each home in an identified population b) all property related capitalized expenditures incurred in the renovation/rehabilitation of a property prior to leasing by c) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the merger includes the purchase accounting fair market value step-up applied to those assets as of the close of merger on January 5, 2016.

Average Monthly Rent per Occupied Home. Calculated by dividing a) the aggregate monthly contractual cash rent (excluding rent concessions and incentives) for an identified population of occupied rental units by b) the number of rental units in the identified population. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on the SWH portfolio’s average monthly rent.

Blended Rent Growth. Represents the weighted average rent growth on all new leases (replacement leases) and renewals during a measured period, and is calculated by dividing a) the aggregate contractual first month rent on all new leases and lease renewals executed during the applicable period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal or new lease. This calculation does not include lease escalations / step-ups for multi-year leases.

35

Appendix A: Definitions

Core AFFO. Core AFFO, or core adjusted funds from operations, is a non-GAAP financial measure that we believe assists investors in assessing the results of SWH’s single-family rental business as it allows investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period. Core AFFO adjusts Core FFO (defined below) to eliminate the impact of Recurring Capital Expenditures and capitalized leasing costs incurred during the period. Core AFFO and Core AFFO per share are not a substitute for net income (loss) per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends as they exclude certain items that require cash settlements in the periods presented. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Core FFO. Core FFO is a non-GAAP financial measure of operating performance that we believe assists investors in assessing the results of SWH’s single-family rental business, which is our core operating business as it allows investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period. Core FFO adjusts NAREIT FFO (defined below) to eliminate the impact of certain items that SWH believes are not indicative of our core operating performance. Our Core FFO begins with NAREIT FFO and is adjusted for amortization of deferred financing costs, debt premium discounts, share-based compensation, loss on derivative financial instruments, amortization of derivative financial instruments, non-cash interest expense and loss on extinguishment of debt.  Core FFO and Core FFO per share does not represent cash generated from operating activities determined in accordance with GAAP, and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.  Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Core Net Operating Income or Core NOI. SWH calculates Core NOI by subtracting Core Property Operating Expenses from Core Rental Revenue, as defined, which eliminates (a) revenues and expenses that SWH believes are not directly related to the operating performance of the homes themselves and (b) GAAP presentations of resident chargeback fees and bad debt expense to provide a clearer presentation of rental and fee income streams as well as associated expenses. Please refer to the definition of NOI below for an explanation of how that measure is calculated separate from Core NOI. Core NOI is a non-GAAP measure of operating performance that SWH believes assists investors in assessing the performance of our portfolio of single-family homes, which is our core operating business. Please see Appendix B for a reconciliation of net income (loss) to Core NOI.

The Core NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of SWH’s performance or as measures of liquidity. Although SWH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures are comparable with that of other REITs.

36

Appendix A: Definitions

Core Operating Expenses. Calculated by adjusting operating costs for the properties in the relevant sample by eliminating the impact of resident chargebacks/resident utility reimbursements and bad debt expense.

Core Revenue. Calculated by rental and fee income for the properties in the relevant sample adjusted to eliminate the impact of bad debt expense.

GI Portfolio.  Acquisition of 3,106 properties on June 29, 2017 from Waypoint/GI Venture, LLC, of which 386 Owned Homes as of June 30, 2017 were not intended to be held for the long term.

Integration Costs.  Costs and charges incurred during the integration of the Starwood Waypoint Residential Trust and Colony American Homes operations during the fiscal year 2016 that are not reflective of our core operating performance and that we do not expect to incur subsequent to the completion of the Merger integration, but which do not qualify for Merger and transaction-related expenses under GAAP.  The majority of Integration Costs consist of base salaries, benefits, and payroll taxes of employees separated or scheduled for separation as a result of the Merger.

NAREIT FFO.  Funds from operations is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (in accordance with GAAP) excluding gains or losses from sale of previously depreciated real estate assets, plus depreciation and amortization of real estate assets, impairment of real estate assets, discontinued operations and adjustments for unconsolidated partnerships and joint ventures.  Consistent with real estate industry and investment community preferences, we use NAREIT FFO as a supplemental measure of operating performance for a REIT. We consider NAREIT FFO useful to investors as a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. NAREIT FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that NAREIT FFO provides investors with a clearer view of the Company’s operating performance.

Net Operating Income or NOI. SWH defines NOI as rental and other property revenues less property operating expenses. SWH has presented NOI for Same Home Homes as SWH believes this NOI measure to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflects the operations of our business. Refer to the table below for a reconciliation of net loss attributable to common shareholders to NOI. Please refer to the definition of Core NOI above for an explanation of how that measure is calculated separate from NOI, and see Appendix B for a reconciliation of net income (loss) to NOI.

These NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of SWH’s performance or as measures of liquidity. Although SWH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that SWH’s basis for computing these non-GAAP measures is comparable with that of other REITs.

37

Appendix A: Definitions

Non-Owned, Managed Homes. Starwood Waypoint Homes currently provides its property and asset management services to third parties and/or joint venture partners as a fee service.  The non-owned properties are all managed within the same platform from which Starwood Waypoint Homes services its Owned Homes.

Occupancy %. Represents the percentage of an identified rental unit population that is occupied as of the measurement period and is calculated by dividing a) the number of occupied units as of the last day of the measurement period by b) the number of rental units in the identified population of rental units (Same Home, Owned Homes, etc.).

Other Homes. Homes that a) are awaiting initial rehabilitation, b) are currently undergoing initial rehabilitation, or c) have completed initial rehabilitation but have not yet experienced initial occupancy.  Includes 297 Owned Homes that were not intended to be held for the long-term and not in service, 401 non-stabilized homes and excludes the 125 REO homes held as of June 30, 2017.

Owned Homes. Represents wholly-owned single-family rental properties, and is measured by the number of total rental units. This takes into account investments in multi-unit properties which Management believes provides a more meaningful measure to investors.  Owned Homes excludes the 125 REO homes held as of June 30, 2017.

Recurring Capital Expenditures or Recurring Capex. General replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Renewal Rate. Calculated by dividing a) the number of renewed residents with current period lease expirations by b) the total lease expirations during the period.

Renewal Rent Growth. Represents the percentage change in monthly contractual rent resulting from all lease renewals that became effective during a measurement period for an identified population of rental units, and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on lease renewals executed during the applicable measurement period for an identified population of rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

Replacement Rent Growth. Represents the percentage change in monthly contractual rent resulting from new leases on properties previously leased to different residents during a measurement period for an identified population of rental units and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on new leases signed during the applicable measurement period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units under the prior lease on such properties. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

38

Appendix A: Definitions

Retention Rate. Calculated by dividing a) the number of retained residents with current period lease expirations by b) the total lease expirations during the period.

Revenue Enhancing Capital Expenditures or Revenue Enhancing Capex. Capital improvements and additions intended to increase the revenue potential for a given property.

Same Homes. Homes which have been stabilized for at least fifteen (15) months prior to the start of the current measurement period, excluding any homes that have been disposed of, removed from service or returned to the development period for significant renovation.

Stabilized Homes. Homes that are currently occupied or have been previously leased and occupied that do not meet the criteria to be a Same Home.

Total Homes. Represents all homes Starwood Waypoint Homes manages.  Includes both Owned Homes and Non-Owned, Managed Homes.

Total Rent Growth. Represents the weighted average rent growth on replacement rents, renewals, and escalating multi-year leases for the period.

39

Appendix B: Reconciliations

Net Operating Income or NOI:

Dollars in thousands

	Three months ended June 30, 2017		Six months ended June 30, 2017
Reconciliation of net loss to NOI	Same Home	Stabilized Homes (2)	Same Home	Stabilized Homes (2)

Net loss attributable to Starwood Waypoint Residential Trust shareholders	$(1,055)	$(1,055)	$(12,396)	$(12,396)

Add (deduct) adjustments to get to total NOI
Gain (Loss) from discontinued operations (NPL/REO)	175	175	221	221
General and administrative	10,945	10,945	21,785	21,785
Share-based compensation	1,636	1,636	3,197	3,197
Interest expense	37,141	37,141	76,140	76,140
Depreciation and amortization	48,114	48,114	94,299	94,299
Transaction-related	65	65	65	65
Impairment of real estate	214	214	657	657
Realized (gain) loss on sales of investments in real estate, net	(7,809)	(7,809)	(8,487)	(8,487)
Equity in income from unconsolidated joint ventures	(190)	(190)	(370)	(370)
Other (expense) income, net	4,649	4,649	13,440	13,440
Income tax expense	179	179	336	336
Net income attributable to non-controlling interests	(61)	(61)	(739)	(739)
Total NOI	$94,003	$94,003	$188,148	$188,148
Add (deduct) adjustments to get to total portfolio NOI
Non-portfolio NOI components:
Property operating revenues on non-portfolio homes (1)	(18,325)	(5,146)	(35,778)	(12,266)
Property operating expenses on non-portfolio homes (1)	7,958	3,436	15,674	7,437
Total Non-portfolio NOI	$(10,367)	$(1,710)	$(20,104)	$(4,829)

Total NOI	$83,636	$92,293	$168,044	$183,319

Calculation portfolio Core NOI margin:
Rental income	$127,204	$139,532	$252,987	$274,963
Fee income	3,664	4,181	7,087	7,976
Less bad debt expense	(1,432)	(1,525)	(3,174)	(3,376)
Total rental revenues	$129,436	$142,188	$256,900	$279,563
Core NOI margin	64.6%	64.9%	65.4%	65.6%

(1)See NOI Segment pages (2)Stabilized is the summation of Same Home Homes plus Stabilized Homes as defined in Appendix A: Definitions	40

Appendix B: Reconciliations

Same Home Cost to Maintain:

Dollars in thousands, except per home amounts

Three Months Ended June 30, 2017

Cost of Ownership	Gross Cost (1)	(-) Chargebacks	Net cost to maintain	Cost per Home
Repairs and maintenance
Repairs and maintenance	$5,171	$82	$5,089	$184
Turnover-related costs	6,214	2,860	3,354	121
Landscaping and Pool Services	1,502	578	924	33
Total R&M and turnover expenses	$12,887	$3,520	$9,367	$338

Recurring capital expenditures
Capital replacements	$6,339	$-	$6,339	$229
Turnover-related capital costs	3,852	-	3,852	139
Total recurring capital expenditures	$10,191	$-	$10,191	$368

Total cost to maintain a home				$706

Total revenue enhancing capital expenditures			$433	$16

Six Months Ended June 30, 2017

Cost of Ownership	Gross Cost (1)	(-) Chargebacks	Net cost to maintain	Cost per Home
Repairs and maintenance
Repairs and maintenance	$9,762	$213	$9,549	$345
Turnover-related costs	11,451	5,216	6,235	225
Landscaping and Pool Services	2,245	1,127	1,118	40
Total R&M and turnover expenses	$23,458	$6,556	$16,902	$610

Recurring capital expenditures
Capital replacements	$12,585	$-	$12,585	$454
Turnover-related capital costs	6,920	-	6,920	250
Total recurring capital expenditures	$19,505	$-	$19,505	$704

Total cost to maintain a home				$1,314

Total revenue enhancing capital expenditures			$1,052	$38

(1)See NOI Segment pages (2)Stabilized is the summation of Same Home Homes plus Stabilized Homes as defined in Appendix A: Definitions	41

Appendix B: Reconciliations

Dollars in thousands, except share data

EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income/(loss) from continuing operations	$(941)	$(19,347)	$(12,914)	$(55,895)
(+) Interest expense	37,141	37,984	76,140	75,441
(+) Depreciation and amortization	48,114	44,844	94,299	88,474
(+) Income tax expense	179	81	336	326
EBITDA	$84,493	$63,562	$157,861	$108,346
(+) Non cash compensation	1,636	711	3,197	1,098
(-) Gain on sale of real estate	(7,809)	(527)	(8,487)	(1,911)
(+) Impairment of real estate assets	214	144	657	174
(+) Integration costs	-	1,753	-	7,838
(+) Transaction-related	65	5,073	65	28,555
(+) Loss on extinguishment of debt	3,537	-	10,690	-
Adjusted EBITDA	$82,136	$70,716	$163,983	$144,100

Other Assets:

Description	June 30, 2017
Accounts receivable, net of allowance	$32,923
Hedge contract	24,509
Prepaids	11,513
Deposits	10,479
Deferred finance costs, net	8,788
Deferred leasing costs and lease intangibles, net	4,168
Furniture, fixture, and equipment	3,309
Other	3,159
Total	$98,848

Weighted-Average Shares:

	Three Months Ended	Six Months Ended
Description	June 30, 2017	June 30, 2017
Weighted-average shares - basic	116,003,434	110,330,186
Incremental shares from RSUs	26,392	181,499
OP units	5,874,789	6,072,710
Total	121,904,615	116,584,395

Non-cash Debt:

	Three Months Ended	Six Months Ended
Description	June 30, 2017	June 30, 2017
Debt premium discounts	$5,005	$9,539
Amortization of deferred financing costs	4,349	8,971
Non-cash interest expense from interest rate caps	804	1,825
Loss on extinguishment of convertible debt	3,537	10,690
Total	$13,695	$31,025

(1)See NOI Segment pages (2)Stabilized is the summation of Same Home Homes plus Stabilized Homes as defined in Appendix A: Definitions	42